                              RELATIONSHIP AGREEMENT

     This Relationship Agreement is being entered into as of the 10th day of December by and among Bernard F. Brennan ("BFB"), Montgomery Ward Holding Corp. ("HOLDING"), Montgomery Ward & Co., Incorporated (the "RETAILER") and General Electric Capital Corporation ("GECC"). It is intended to implement the understandings reached among the parties with respect to BFB's ongoing relationship with Holding and the Retailer and to agree upon the further actions that must be taken with respect to such understandings.

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties agree as follows:

1. NEW CEO. A new Chairman and Chief Executive Officer (the "NEW CEO") for the Retailer will be recruited and will report to the board of the Retailer. The New CEO will have senior direct responsibility for the Retailer and such additional duties as are assigned from time to time by the board of the Retailer.

2. NEW CEO SELECTION PROCESS. BFB will be involved in the selection process for the New CEO as a member of a board subcommittee consisting of Denis J. Nayden, Silas Cathcart and BFB, but such subcommittee shall have the power to act by the vote of a majority of its members.

3. PRO RATA DILUTION. Shares of Holding stock or options for such shares will be issued or granted in order to attract and incentivize the New CEO and the management team for the Retailer. Such stock and options will dilute equally all holders of all stock of Holding then outstanding on a fully diluted basis (taking into account all shares issuable upon outstanding options) up to maximum dilution of 15% in the aggregate.

4. BFB TERMINATION OF EMPLOYMENT. Pursuant to the understandings reached among the parties, upon the date of the appointment of an operating committee (members of which need not be directors of the Retailer) by the board of directors of the Retailer to report directly to such board of directors with respect to the direction of the day-to-day affairs, activities and operations of the Retailer ("TERMINATION DATE"), BFB's employment with Holding and each of its subsidiaries will be deemed terminated by Holding and each of such subsidiaries without cause for all purposes, including, without limitation, for purposes of Article III of the Stockholders' Agreement dated as of June 17, 1988 and amended and restated as of December 29, 1994 (the "STOCKHOLDERS AGREEMENT"). Effective on the Termination Date, BFB shall cease to be a director of each subsidiary of the Retailer that is not a Significant Ward Group Member (as defined in the Amendment Agreement referred to in paragraph 14 below (the "AMENDMENT AGREEMENT"), it being understood that he shall continue as a director of Holding, the Retailer and each Significant Ward Group Member to the extent set forth in the Stockholders Agreement as amended by the Amendment Agreement but shall not serve as chairman of the board of any such company other than Holding to the extent set forth in paragraph 9 below. The parties hereto agree to use their best efforts to cause the Termination Date to occur on the date of execution of this Agreement or as soon thereafter as is practicable, but in any event prior to the end of the seven day period referred to in paragraph 24 below. BFB acknowledges that he has had a draft of the Agreement and notice of his termination of employment and the terms thereof for more than 21 days prior to the date hereof.

5. PAYMENT OF LOAN AMOUNT. Holding shall loan $12.5 million in cash (the "LOAN AMOUNT") to BFB on or after the Termination Date on the last to occur of (i) the execution by BFB of the Amendment Agreement, (ii) the expiration of the seven day period referred to in paragraph 24 below without BFB having revoked this Agreement and (iii) the Termination Date. The Loan Amount shall be paid by wire transfer of immediately available funds to an account designated by BFB. No interest shall accrue on or be payable with respect to the Loan Amount. Holding's sole recourse for the repayment of the Loan Amount shall be the Holding stock owned by BFB and his Permitted Transferees on the date hereof and any Holding stock issued with respect thereto in any stock split, stock dividend or other recapitalization (the "BFB HOLDING STOCK") and the Proceeds Amount and neither BFB nor any of his Permitted Transferees shall pledge any shares of the BFB Holding Stock other than one or more pledges of up to 50% of the BFB Holding Stock solely for the purpose of obtaining one or more loans to be used solely for the purpose of financing one or more charitable contributions ("CHARITY LOANS"), so long as the aggregate amount of the Charity Loans never exceeds at any one time $10 million. The lesser of the Loan Amount or any Proceeds Amount shall be repaid to Holding without interest within five business days after BFB or any of his Permitted Transferees sells any Holdings stock or receives any proceeds with respect to such stock other than as a result of a Charity Loan; provided, however, that if such sale is to Holding pursuant to a sale of BFB Holding Stock under Article III of the Stockholders Agreement or any successor provision, (a) BFB or his Permitted Transferees shall be deemed to have tendered to Holding a portion of any promissory notes issued to them as payment for the Put price equal to the lesser of the face amount of such notes or the then outstanding balance of the Loan Amount, and such amount shall be applied, to such extent, to reduce the Loan Amount and (b) BFB and his Permitted Transferees shall be entitled to keep 25% of the total amount of any Put payment (i.e., the cash portion of any Put payment) and shall not be obligated to repay the Loan Amount with such amount; provided, further, that in no event shall BFB be required to repay an amount in excess of the Proceeds Amount; and provided, further, that the Loan Amount, if not paid sooner, shall be due and payable on the last to occur of the deaths of each of BFB, his wife and his children.

     The term "Proceeds Amount" shall mean the amount paid in cash (whether upon sale of such stock or upon payments under any notes issued in respect of such stock) for BFB Holding Stock until the Loan Amount is reduced to zero, or in the event that the consideration for the BFB Holding Stock is stock or other securities, the Fair Market Value of any such stock or securities received in the disposition of BFB Holding Stock;

     provided, however, that if BFB Holding Stock is sold for stock or other securities in a transaction approved by the board of directors of Holding or in a transaction in which more than 50% of all of the common capital stock of Holding is sold in exchange for stock or other securities (a "SALE OF THE COMPANY"), then there shall be no Proceeds Amount as a result thereof and the stock or other securities received by BFB or his Permitted Transferees in the Sale of the Company shall be deemed to be BFB Holding Stock such that upon its sale it will give rise to a Proceeds Amount.

     If BFB desires to make a gift of any shares of BFB Holding Stock to a charity or educational institution, Holding and GECC agree to discuss and cooperate in good faith to structure such a gift so long as such a gift can be done on terms that are acceptable to each of BFB, Holding and GECC.

     The term "PERMITTED TRANSFEREES" shall have the meaning assigned in the Stockholders Agreement.

     The term "FAIR MARKET VALUE" shall mean as to any security the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Fair Market Value" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the Nasdaq System or the domestic over-the-counter market, the "Fair Market Value" shall be the fair value thereof determined jointly by Holding and BFB; provided that if they fail to reach an agreement within 30 days, such fair value shall be determined by an appraiser jointly selected by Holding and BFB. The determination of such appraiser shall be final and binding on the parties and the fees and expenses of such appraiser shall be paid by Holding.

6. CONSULTING ARRANGEMENT. From and after the Termination Date through the earlier of the fifth anniversary of the Termination Date or the date (the "STOCK LIQUIDATION DATE") on which BFB and his Permitted Transferees no longer own any BFB Holding Stock (the "CONSULTING PERIOD"), BFB shall be available from time to time at mutually acceptable times and places (and for up to 20 hours per month) to advise Holding and the Retailer with respect to strategic issues, planning, acquisitions, merchandising strategies and operational issues. As payment for BFB's commitment to provide such services and devote his time to enhance the value of Holding and the Retailer, in lieu of any severance payment that might otherwise be payable to BFB, from and after the Termination Date, the Retailer and Holding shall be jointly and severally obligated to make an annual cash consulting payment to BFB of $1.5 million payable in substantially equal installments in arrears not less frequently than semi-monthly until the end of the Consulting Period. The payments shall be made regardless of whether BFB dies or becomes disabled and regardless of the extent to which Holding and the Retailer request BFB to perform the services outlined in this paragraph 6.

7. CONSEQUENCES OF CERTAIN COMPETITIVE ACTIVITIES. The parties agree that nothing in this Agreement or the agreements and instruments contemplated hereby or any other agreements, arrangements or relationships between or among BFB and the other parties hereto shall limit in any way the right of BFB to make any investment or participate in any business (as an employee, director, consultant, advisor or otherwise) of any kind whatsoever with the exception that if BFB becomes an employee or director of, or paid consultant or advisor to, Sears, Roebuck & Co., J.C. Penny Company, Inc., Wal-Mart Stores, Inc., Kmart Corporation or Dayton Hudson Corporation, he shall notify Holding of his taking such position and, regardless of whether he so notifies Holding, shall cease to be the chairman of the board of Holding and shall forfeit his right to any payment under paragraph 6 hereof which would accrue after the date of such employment and the right to any benefits under paragraph 10 hereof which would accrue after the date of such employment.

8. MAINTENANCE OF LIFE INSURANCE. Holding and the Retailer agree that until the fifth anniversary of the date hereof, they shall pay all premiums payable with respect to, and take all actions necessary to keep in full force and effect, at their respective present face values, those certain life insurance policies which are the subject of, and are identified in, that certain Split Dollar Agreement dated November 28, 1995 between the Brennan 1995 Irrevocable Trust and Holding and keep in full force and effect and fully perform all of Holding's obligations under such Split Dollar Agreement.

9. CHAIRMAN OF BOARD. From and after the Termination Date through the earlier of the Stock Liquidation Date, the fifth anniversary of the Termination Date or the date BFB otherwise ceases to hold such office (including pursuant to paragraph 7 above or as a result of his voluntary resignation from such office), BFB shall serve as the non-employee Chairman of the board of Holding. Holding and the Retailer shall promptly reimburse BFB for any expenses reasonably incurred by him in connection with his service in such capacity.

10. CONTINUING BENEFITS. From and after the Termination Date through the fifth anniversary of the Termination Date, Holding and the Retailer shall provide BFB the following:

     a. Appropriate office space, parking and furnishings for BFB in the United States city of BFB's choice (but outside of the Retailer's corporate complex);

     b. Reasonable operating expenses for such offices for utilities, telephone, supplies, postage and other customary expenses (all of which shall be paid directly by the Retailer);

     c. Continued use of corporate jet aircraft, when available in accordance with the scheduling practices in effect as of the date hereof for business use and for personal use (subject to reimbursement by BFB for such personal use in accordance with the Retailer's customary reimbursement policies), it being understood that (i) business use shall mean any travel by BFB at the request of the board of directors of Holding or the Retailer or by the CEO of the Retailer and (ii) BFB's personal use of such aircraft shall not exceed 30 flight hours during any year, treating each anniversary of the Termination Date as the termination of a year for such purpose unless such aircraft is made available to him by Holding for more than 30 flight hours and he agrees to pay the actual out-of-pocket per hour charge to Holding or the Retailer for all such hours over 30;

     d. Continuation of all executive benefits and perquisites, including health care, pension and dental coverage as such may apply from time to time to senior executives of the Retailer; and

     e. A full time administrative assistant of BFB's choice (such assistant to be employed by the Retailer and to receive compensation and benefits consistent with competitive executive assistant pay levels).

11. CONTINUATION OF LIABILITY INSURANCE AND INDEMNIFICATION. For a period of six years after the last day on which BFB or any of his board designees serves as a director of Holding, the Retailer or any of their subsidiaries, Holding and the Retailer shall (and shall cause each such subsidiary to) retain in full force and effect to the extent permitted by applicable law all indemnification and limitation of liability provisions (and all related liability insurance to the extent available at commercially reasonable rates) currently in effect with respect to officers and directors of Holding, the Retailer or such subsidiaries. The parties acknowledge that BFB and his board designees shall have these indemnification rights as a matter of contract.

12. TAX GROSS UP. In the event that any portion of any payment made to BFB under paragraphs 5 or 6 above is treated as an excess parachute payment under Section 4999 of the Internal Revenue Code or any state or local equivalent other than as a result of any change of control transaction caused by BFB or his Permitted Transferees, the Retailer will transfer an additional payment to BFB sufficient to place BFB in the same after tax economic position that he would have been in if Section

     4999 had not applied to any such payment and no gross up payment had been made hereunder. GECC and BFB hereby, in their capacities as stockholders of Holding, approve the payments to be made under paragraphs 5 and 6.
     In addition, Holding, in its capacity as the sole stockholder of the Retailer, hereby approved such payments.

13. LEGAL FEES AND EXPENSES. In recognition of the fact that BFB had to restain special counsel in connection with the negotiation and execution of this Agreement and the Amendment Agreement, that such negotiation took place in the context of a dispute regarding certain prior actions and agreements for which BFB had to prepare to defend his position and that BFB's counsel has taken responsibility for drafting initial drafts of, and revising all subsequent drafts of, this Agreement and the Amendment Agreement, Holding and the Retailer shall pay all of the fees and expenses of counsel incurred by BFB in connection with the negotiation and execution of the relationship set forth herein up to an aggregate amount of $100,000.

14.  AMENDMENTS TO STOCKHOLDERS AGREEMENT, CHARTER AND BYLAWS. The
     Stockholders Agreement shall be amended pursuant to the Amendment Agreement being executed on the date hereof and the parties shall take whatever action is necessary to amend the charter and bylaws of Holding and the Retailer to be consistent with the Stockholders Agreement as so amended.

15. NO SET-OFF RIGHTS. The obligations of Holdings, the Retailer and GECC hereunder, including, without limitation, payment obligations, shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which any or all may have against BFB or others other than the right of Holding and the Retailer to set off, on a dollar-for-dollar basis, payments due hereunder to BFB or his Permitted Transferees in response to a failure by BFB to make any payments he is obligated to make to Holding or the Retailer hereunder. In no event shall BFB be obligated to seek employment or take any other action by way of mitigation of the amounts payable to BFB under this Agreement and such amounts shall not be reduced whether or not BFB obtains any such employment.

16. DISPARAGING REMARKS. BFB agrees, subject to any obligations under applicable law, that he will not make or cause to be made any disparaging or inimical statements intended by him for publication in the media about GECC, Holding or the Retailer, of any of their respective affiliates, agents, officers, directors or employees. GECC, Holding and the Retailer agree, subject to any obligations under applicable law, not to, and to cause their respective affiliates, agents, officers, directors and employees not to make or cause to be made any disparaging or inimical statements intended by any of them for publication in the media about BFB.

17. WAIVER BY GECC, HOLDING AND THE RETAILER. Effective on the date hereof GECC, Holding and the Retailer, on behalf of themselves and each of their affiliates and their respective successors (collectively, the "RELEASING COMPANIES"), hereby waive and release any and all claims any of them has or may have (in any capacity, including as a stockholder) against BFB and his estate for obligations or liabilities (whether known or unknown, accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of or relating to BFB's status as an employee, director or stockholder of Holding, the Retailer or any of their affiliates or the termination of his employment or any transaction entered into or occurring at or prior to such date, or out of any action or inaction or any state of facts existing or event occurring at or prior to such date, of any nature whatsoever, other than any claims against BFB for expenses incurred by Holding or any of its subsidiaries on BFB's behalf for which he has customarily reimbursed Holding or its subsidiaries in the ordinary course.

18. WAIVER BY BFB. Effective on the date hereof BFB hereby waives and releases any and all claims he has or may have (in any capacity including as a stockholder) against any of the Releasing Companies (including their respective officers, directors and employees to the extent acting in such capacity) for obligations or liabilities (whether known or unknown, accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of or relating to BFB's status as an employee, director or stockholder of Holding, the Retailer or any of their affilates or the termination of his employment or any transaction entered into or occurring at or prior to such date, or out of any action or inaction or any state of facts existing or event occurring at or prior to such date, of any nature whatsoever (including any such obligations or liabilities arising under Title VII or the Civil Rights Act of 1964. as amended, the Americans With Disabilities Act, the Age Discrimination in Employment Act of 1974, as amended by various congressional enactments, including the Older Workers Benefit Protection Act of 1990, any state or local laws or regulations similar to any of the foregoing and any common law claims or causes of action), other than any claims against any of the Releasing Companies (i) for indemnification or insurance coverage under the charter or bylaws of, or any contract with, Holding, the Retailer or any of their affilates or successors, (ii) against Holding, the Retailer or any of their affilates or successors arising out of any rights (that are now vested or will become vested in the future notwithstanding the termination of BFB's employment) under written employee benefit, retirement or compensation plans or arrangements (including accrued salary and vacation), whether applying to BFB or to employees of the Retailer generally, other than any claims for severance payments which are hereby specifically waived and released by BFB and (iii) any claims by BFB for reimbursement of expenses incurred by him for which he has customarily been reimbursed by Holding or its subsidiaries in the ordinary course.

19. NO STRICT CONSTRUCTION. Each of the parties hereto have been represented by counsel and has participated in the drafting of this Agreement and the agreements contemplated hereby and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction or rule of presumption against the drafting party will be applied against any person.

20. NO CIRCUMVENTION. Where any provision in this Agreement refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such person (including indirectly through any subsidiary or through any transaction or series of transactions, or through any scheme, artifice, device or contrivance, no matter how structured or labeled). The parties agree that the waivers and releases in paragraphs 17 and 18 above shall not in any way limit any party's ability to enforce the terms and provisions of this Agreement, the Stockholders Agreement or the Amendment Agreement.

21. COUNTERPARTS; DELIVERY BY FACSIMILE. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts taken together shall constitute one and the same instrument. This Agreement and any amendments hereto, to the extent delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request any party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or the fact that any signature was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

22. GOVERNING LAW. The internal law, not the law of conflicts, of the State of Illinois will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

23. SUCCESSORS. This Agreement shall be binding on Holding, the Retailer and GECC and their respective successors in interest and on BFB and, to the extent set forth herein, on his Permitted Transferees. Each of Holdings and the Retailer will require any proposed successor (whether by purchase, merger, consolidation, spin off or otherwise) to all or substantially all of its business and/or assets to, as a condition to such succession, assume expressly and agree to perform this Agreement (including, without limitation, the obligations under this paragraph) in the same manner and to the same extent as Holdings and the Retailer would be required to perform this Agreement if no such succession had taken place.

24. RIGHT OF BFB TO REVOKE. BFB may revoke this Agreement in writing within seven days of signing it. If BFB revokes this Agreement, he shall give written notice to GECC and to Holding and all of the provision hereof shall be void and unenforceable.

25. NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) when delivered, if personally, delivered, (ii) when receipt is electronically confirmed, if faxed or (iii) one day after deposit with a reputable overnight courier, in each case addressed to the intended recipient as set forth below:

                       If to Holding or the Retailer:
                       ------------------------------

                       Montgomery Ward Holding Corp.
                       Montgomery Ward & Co., Incorporated
                       Montgomery Ward Plaza
                       Chicago, IL 60671
                       Attention: General Counsel
                       Telecopy #: (312) 467-3545

                       with a copy (which shall not constitute notice)
                       -----------------------------------------------
                       to:
                       ---

                       Altheimer & Gray
                       10 South Wacker Drive
                       Chicago, IL 60606
                       Attention: Myron Lieberman
                                  Peter Lieberman
                       Telecopy #:(312) 715-4150

                       If to GECC:
                       -----------

                       General Electric Capital Corporation
                       260 Long Ridge Road
                       Stamford, CT 06927
                       Attention: Edward Stewart
                                  Brian McAnaney
                       Telecopy #: (203) 357-6487

                       with a copy (which shall not constitute notice) to:
                       ---------------------------------------------------

                       Weil, Gotshal & Manges LLP
                       767 Fifth Avenue
                       New York, NY 10153
                       Attention: Ted S. Waksman
                       Telecopy #: (212) 310-8007

                       If to BFB:
                       ----------

                       Bernard F. Brennan
                       568 West Hawthorne Place
                       Chicago, IL 60657
                       Telecopy #: (312) 477-7919

                       with a copy (which shall not constitute notice) to:
                       ---------------------------------------------------

                       Kirkland & Ellis
                       200 East Randolph Drive
                       Chicago, IL 60601
                       Attention: Frank Cicero, Jr., P.C.
                                  Mark B. Tresnowski
                                  Telecopy #: (312) 861-2200

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                       Montgomery Ward Holding Corp.

                                       By:
                                            ------------------------------
                                       Its:
                                            ------------------------------



                                       Montgomery Ward & Co., Incorporated

                                       By:
                                            ------------------------------
                                       Its:
                                            ------------------------------


                                       General Electric Capital Corporation

                                       By:
                                            ------------------------------
                                       Its:
                                            ------------------------------



                                       -----------------------------------
                                       Bernard F. Brennan